EXHIBIT 10.49

BOSTON SCIENTIFIC CORPORATION

2011 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.    ADMINISTRATION

Subject to the express provisions of the Plan and except to the extent prohibited by applicable law, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing a Stock-based Award hereunder has been provided to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein the Administrator may not amend, alter, suspend, discontinue or terminate the Plan or any Stock-based Award previously granted, in whole or in part, without the approval of the stockholders of the Company, that would (i) increase the total number of shares available for Awards under the Plan, (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, or (iii) lower the exercise price of a previously granted Stock-based Award requiring exercise. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder. The Administrator may further, in its discretion, delegate to one or more executive officers of the Company all or part of the Administrator’s authority and duties with respect to granting Stock-based Awards to employees not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, provided that any Stock-based Award granted pursuant to such a delegation shall in the case of all Stock-based Awards, be subject to the standard terms and conditions for Stock-based Awards approved by the Committee and conform to the provisions of the Plan and such other guidelines as shall be established by the Committee from time to time. The Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the delegate that were consistent with the terms of the Plan and applicable guidelines.

2.    LIMITS ON AWARDS UNDER THE PLAN

a.    Number of Shares. Subject to the adjustment provisions in Section 5 below, a maximum of 145,600,000 shares of Stock may be subject to Awards granted under the Plan, less grants made under the Company's 2003 Long-Term Incentive Plan subsequent to January 31, 2011, as provided below. For purposes of the foregoing limitation:

(1)    Each share covered by a Stock-based Award granted under the Plan, or comparable award under the Company’s 2003 Long-Term Incentive Plan subsequent to January 31, 2011, shall count on the date of grant against the aggregate number of shares available for grant under the Plan at the ratio of 1:1 in the case of a Stock Option or SAR (or comparable Award under the Company's 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company's 2003 Long-Term Incentive Plan).

(2)    Any Awards (and Awards under the Company’s 2003 Long-Term Incentive Plan) that on or subsequent to January 31, 2011 are cancelled or forfeited, are settled for cash, or which have lapsed, shall become available again for grant under the Plan, at the ratio of 1:1, in the case of a Stock Option or SAR (or comparable Award under the Company's 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company's 2003 Long-Term Incentive Plan).

(3)    The following shares shall become available again for grant under the Plan at the ratio of 1:1.85: (i) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligation for an Award other than a Stock Option or SAR, and (ii) previously owned shares of Stock delivered in satisfaction of a Participant’s tax withholding obligations in respect of a Participant’s tax withholding obligation for an Award other than a Stock Option or SAR.

(4)    Shares subject to an Award (or Award under the Company’s 2003 Long-Term Incentive Plan taken into account for Plan purposes) may not again be made available for grant under the Plan if such shares are (i) shares that were subject to a Stock-based Award requiring exercise and were not issued upon the net settlement or net exercise of such Stock-based Award, (ii) shares subject to an Award that are withheld by, or otherwise remitted to, the Company (or to a broker in connection with a broker-assisted exercise of a Stock-based Award requiring exercise) to satisfy a Participant’s exercise price obligation upon exercise, (iii) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligation upon a Participant’s exercise of a Stock Option or SAR, (iv) previously owned shares of Stock delivered in satisfaction of a Participant’s exercise price or tax withholding obligation in respect of a Participant’s exercise of a Stock Option or SAR, or (v) shares repurchased on the open market with the proceeds from the exercise of a Stock-based Award.

(5)     Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the shares available for grant under the Plan, nor shall shares subject to such Awards again be available for Awards under the Plan as otherwise provided in subparagraph (2). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

b.    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan. Cash may be paid in lieu of any fractional shares in settlement of Awards under the Plan.

c.    Stock-Based Award Limits. Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company shall each be 3,000,000. Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock subject to Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code and that may be earned based on performance in each 12 months in a performance period shall be 3,000,000. The 3,000,000 share limit shall be proportionally reduced or increased in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. However, in no event shall the maximum number of shares subject to Awards which are intended to qualify as ISOs exceed 145,600,000.

d.    Other Award Limits. No more than $3,000,000 may be earned under Cash or Other

Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code in each 12 months in a performance period (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). This $3,000,000 limit shall be proportionally reduced or increase in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration.

e.    Term Limits. No Awards may be granted under the Plan prior to June 1, 2011 (or the date of the stockholders' initial approval of the Plan, if later) or after the tenth anniversary of the Board's approval of the Plan, i.e., March 1, 2021. Awards granted within the specific period may extend beyond that date, however.

3.    ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.    RULES APPLICABLE TO AWARDS

a.     ALL AWARDS

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Transferability Of Awards. Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); (ii) Stock Options other than ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and (iv) Awards other than Stock Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

(4) Vesting, Etc. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock-based Awards) held by the Participant or by a permitted transferee under Section 4.a.(3) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock-based Awards shall be treated as follows unless otherwise determined by the Administrator at or after grant:

(A) immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's death, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such death will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that if the Award had been outstanding less than one year, this Section 4.a.(4)(A) shall apply only with respect to a pro rata portion of the shares of Stock in which the applicable Award is denominated or to which the Award relates, based on the number of days during which the Award was outstanding as compared to the number of days in such one year period;

(B) immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such Disability or Retirement, as applicable, will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that such Award had been outstanding at least one year;
(C) all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon notice by the Company to the Participant of such cessation for cause (for this purpose, “cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s misconduct or dishonesty which is harmful to the business or reputation of the Company); and

(D) unless one of the preceding clauses applies, all Stock-based Awards held by a Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent then not vested, shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of one year or until the expiration of the stated term of the Stock Option or SAR unless otherwise determined by the Administrator at or after grant.

Unless the Administrator expressly provides otherwise or in the case of cessation for cause, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates (including by reason of any Affiliate ceasing to qualify as an Affiliate). Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant's "employment or other service relationship with the Company and its Affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements in an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligation. The Administrator may permit shares to be used to satisfy the required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement or vesting date of the applicable Award.

(6) Dividend and Dividend Equivalents. The Administrator may provide for the payment of amounts in lieu of cash dividends or other distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate, provided, however, that (i) no such amounts shall be paid or accrued in respect of Stock-based Awards requiring exercise and (ii) if the Administrator shall provide for the payment of such equivalents on Performance Awards, in no event shall any such equivalents be paid unless and until such Performance Awards shall have been earned. In addition, no dividends or other distributions with respect to Restricted Stock issued as a Performance Award shall be paid prior to vesting, if ever. At the discretion of the Administrator, any such dividends or other distributions may be deemed invested in additional shares of Restricted Stock, vesting, if ever, as and when the underlying Restricted Stock vests.

(7) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4.a. shall be construed in a manner that is consistent with the regulations under Section 162(m).

(9) Section 409A.  Except to the extent specifically provided otherwise by the Administrator, Awards under the Plan are intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. Where Section 409A applies, to the fullest extent possible, the Plan, Awards under the Plan, and terms contained in the Plan and Awards shall be interpreted in a manner consistent with Section 409A. If the Administrator determines that an Award, Award agreement, payment, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Administrator specifically provides otherwise, such Award, Award agreement, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Administrator, in each case without the consent of or notice to the Participant. Notwithstanding any action or inaction by the Administrator, however, each Participant is exclusively responsible for any tax consequences under Section 409A of the Code resulting from any Award.

b.    AWARDS REQUIRING EXERCISE

(1) Term And Manner Of Exercise. The term of each Award requiring exercise shall not exceed ten (10) years from the date of grant (five (5) years, in the case of an ISO granted to an Employee described in Section 422(b)(6) of the Code); provided, however, that except in the case of any ISO, the term of any Stock-based Award requiring exercise will be automatically extended if it would otherwise expire on a date when trading in Stock is prohibited by law or by Company policy, but only until the 30th day after expiration of the prohibition. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives notice of exercise (in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option; provided, that each Award requiring exercise must have an exercise price that is not less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, except as necessary to maintain the intrinsic value of substitute Awards in connection with a merger or acquisition consummated by the Company. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares. Except as provided in Section 5, without the approval of the stockholders of the Company (i) the exercise price for any Stock-based Award requiring exercise under the Plan may not be decreased after the date of grant of the Stock-based Award requiring exercise, and (ii) outstanding Stock-based Awards requiring exercise may not be replaced, regranted, or exchanged for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, if allowing an additional form of payment would cause the ISO to cease to qualify as an ISO), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a Fair Market Value equal to the exercise price, (ii) through an election to surrender that number of shares for which the Award is otherwise exercisable which have a Fair Market Value equal to the exercise price, (iii) except when prohibited by law, by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

(4) Grant of Stock Options. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO.

c.    AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock, Deferred Stock Units and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.    EFFECT OF CERTAIN TRANSACTIONS

a.	CHANGE IN CONTROL

Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated. In addition, all Stock-based Awards, except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan (including after applicable of the preceding sentence), shall terminate immediately prior to the Change in Control unless exercised coincident therewith or assumed in accordance with the immediately following sentence.  If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) on a basis that gives the holder of the Award a reasonable opportunity to participate as a stockholder in the Change in Control. This Section 5.a. shall not apply to the extent inconsistent with any agreement of the Company or any of its Affiliates with an employee pertaining to the effect of Changes of Control or similar events on outstanding Awards of the employee which is in effect as of the Change of Control.

b.     CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c. and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code without the consent of the holder.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.     CONDITIONS ON DELIVERY OF STOCK

a.    LEGAL REQUIREMENTS

The Company will not be obligated to deliver or register with its transfer agent any shares of Stock issued pursuant to the Plan or to remove any restriction from shares of Stock previously delivered or registered until the Company's counsel has approved all legal matters in connection with the issuance and delivery or registration of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered or registered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any registration or certificates evidencing Stock issued under the Plan be subject to an appropriate notation or bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

b.    COMPANY CHARTER AND BY-LAWS; OTHER COMPANY POLICIES

This Plan and all Awards granted hereunder are subject to the charter and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Administrator or any other committee of the Board and in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

7.     AMENDMENT AND TERMINATION

Subject to the provisions of Section 1, the Administrator may at any time or times amend, alter, suspend, discontinue or terminate the Plan, in whole or in part, provided however that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or stock exchange requirement. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the stockholders of the Company that would (i) increase the total number of shares available for Awards under the Plan, or (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Award requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, any previously granted Stock-based Awards requiring exercise.

8.	NON-LIMITATION OF THE COMPANY'S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.    GOVERNING LAW

The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

10.    DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

"Administrator": The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

"Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

"Award": Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock Unit.

(vi) Cash Performance Awards.

(vii) Other Performance Awards.

(viii) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

"Board": The Board of Directors of the Company.

"Cash Performance Award": A Performance Award payable in cash.

"Change in Control": Any of:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) an acquisition, consolidation or merger if all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

(iii) a sale or transfer of all or substantially all the Company's assets;

(iv) a dissolution or liquidation of the Company; or

(v) if, over a period of twenty-four (24) consecutive months or less there is change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more actual or threatened proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding clauses (i) through (v) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

(x) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company in a capital raising transaction;

(y) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(z) (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

"Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

"Committee": The Executive Compensation and Human Resources Committee of the Board, or any other committee or committees of the Board (including any subcommittee thereof) appointed or authorized by the Board to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

"Company": Boston Scientific Corporation.

"Covered Employee": Any employee of the Company and its Affiliates covered by the provisions of Section 162(m) of the Code, or which the Administrator anticipates may become subject to the provisions of Section 162(m) of the Code at any time at or after the grant of an Award.

"Deferred Stock Unit": A promise to deliver Stock or other securities in the future on specified terms.

"Disability": Permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

"Employee": Any person who is employed by the Company or an Affiliate.

“Fair Market Value”: The closing price of a share of Stock as reported on the New York Stock Exchange, Inc. on the relevant date (or the first preceding trading date for which a closing price was reported, if there was no closing price reported for the relevant date).

"Family Member": An individual or entity included as a “family member’’ within the meaning of the Security and Exchange Commission’s Form S-8, Registration Statement Under The Securities Act of 1933.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

"Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

"Performance Award": An Award subject to Performance Criteria.

"Performance Criteria": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, functional, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

"Plan": The Boston Scientific Corporation 2011 Incentive Plan as set forth herein, as from time to time amended and in effect.

"Restricted Stock": An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

"Retirement":

With respect to Awards granted on or prior to December 31, 2011: Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant’s age and years of service as of such date equals or exceeds 62.

With respect to Awards granted on or after January 1, 2012: Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 55, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant’s age and years of service as of such date equals or exceeds 65.

"Section 162(m)": Section 162(m) of the Code.

"SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

"Stock": Common Stock of the Company, par value $.01 per share.

"Stock-based Awards": Any Awards denominated in shares of Stock, such as Stock Options, SARs, Restricted Stock, and Deferred Stock Units, including any Performance Awards in the foregoing form.
"Stock Options": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

"Unrestricted Stock": An Award of Stock not subject to any restrictions under the Plan.